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                [PARKER CHAPIN FLATTAU & KLIMPL, LLP LETTERHEAD]










                                                     September 30, 1997

The Recovery Network, Inc.
1411 5th Street, Suite 205
Santa Monica, California  90401

Dear Sir or Madam:

                  We have acted as counsel to The Recovery Network, Inc., a Colorado corporation (the "Company"), in connection with a Registration Statement on Form SB-2 and any amendments thereto (the "Registration Statement") being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and Rule 462(b) promulgated thereunder relating to the offering of (i) 100,000 units (the "Units"), each such Unit consisting of (A) one share (an "Offered Share") of the Company's Common Stock, par value $.01 per share (the "Common Stock"), (B) one warrant (an "Offered Warrant"), each such Offered Warrant to purchase one share of Common Stock and (C) one share of Common Stock issuable upon exercise of an Offered Warrant; (ii) up to (A) 15,000 additional shares of Common Stock (the "Optional Shares") subject to an over-allotment option (the "Over-Allotment Option"), (B) 15,000 warrants (the "Optional Warrants"), each such Optional Warrant to purchase one share of Common Stock subject to the Over-Allotment Option and (C) 15,000 shares of Common Stock issuable upon exercise of the Optional Warrants; (iii) 10,000 warrants to the underwriter (the "Underwriter's Warrants"), each such Underwriter's Warrant to purchase one share of Common Stock (the "Underlying Shares") and 10,000 warrants (the "Underlying Warrants"), each such Underlying Warrant to purchase one share of Common Stock; (iv) the Underlying Shares; (v) the Underlying Warrants; and
(vi) 10,000 shares of Common Stock issuable upon exercise of the Underlying Warrants.

                  In connection with the foregoing, we have examined originals or copies, satisfactory to us, of the Company's (i) Articles of Incorporation,
(ii) By-laws and (iii) resolutions of the Company's board of directors. We have also reviewed such other matters of law and examined and relied upon all such corporate records, agreements, certificates and other docu ments as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or
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The Recovery Network, Inc.
September 30, 1997
Page 2

facsimiles. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates of officers or other representatives of the Company.

                  Based upon and subject to the foregoing, we are of the opinion that:

                  1. The Offered Shares included in the Units and the Optional Shares have been duly authorized and will, when issued and paid for as contemplated by the Registration Statement, be validly issued, fully-paid and non-assessable.

                  2. The Offered Warrants included in the Units, the Optional Warrants, the Underwriter's Warrants and the Underlying Warrants will, when sold and paid for as contemplated by the Registration Statement, constitute legal, valid and binding obligations of the Company.

                  3. The shares of Common Stock issuable upon exercise of the Offered Warrants included in the Units, the Optional Warrants, the Underwriter's Warrants and the Underlying Warrants have been duly authorized and will, upon issuance and payment in accordance with the terms of the Offered Warrants, the Optional Warrants, the Underwriter's Warrants and the Underlying Warrants, respectively, be validly issued, fully-paid and non-assessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                        Very truly yours,



                                       /s/  PARKER CHAPIN FLATTAU & KLIMPL, LLP
                                       ----------------------------------------
                                       PARKER CHAPIN FLATTAU & KLIMPL, LLP